Consent of Independent Registered Public Accounting Firm

The Board of Trustees
The Calvert Fund:

We consent to the use of our report dated November 24, 2010, with respect to the financial statements of Calvert Short-Term Government Fund and Calvert Government Fund, each a series of The Calvert Fund, as of September 30, 2010, incorporated herein by reference and to the references to our firm under the heading “Financial Statements and Experts” in the Registration Statement on Form N-14.

[AUDITOR SIGNATURE AND DATE]